Exhibit 99.1

 CONSENT OF RYSTAD ENERGY.
We hereby consent to the references to our company’s name in the Quarterly Report on Form 10-Q for the Quarterly Period Ended September 30, 2018 (the “Quarterly Report”) of U.S. Silica Holdings, Inc. (the “Company”) and the quotation by the Company of our Proppant Market report - 4Q 2018, published on September 11, 2018. We also hereby consent to the filing of this letter as an exhibit to the Quarterly Report.

RYSTAD ENERGY

By:	/s/ Nick Livingstone
	Name:	Nick Livingstone
	Title:	Managing Director
October 23, 2018